Exhibit 99.1
Lucid Adds New Leaders Across Commercial, Finance, and Marketing
New hires to strengthen execution, financial discipline, and customer focus
NEWARK, Calif., – August 28, 2026 – Lucid Group, Inc. (NASDAQ: LCID), maker of the world’s most advanced software-defined vehicles and technologies, today announced three leadership appointments designed to strengthen commercial execution, financial discipline, and customer engagement. Shawn Mirabal has joined as President of North America Commercial, Mike Molino as Vice President of Finance, and Angela Zepeda as Vice President, Global Marketing.
“We continue to strengthen our leadership team with executives who bring deep experience and a proven track record of execution,” said Silvio Napoli, CEO at Lucid. “Shawn, Mike, and Angela are proven leaders who will each directly support our three business fundamentals: cash and cost, customer and quality, and culture and team. Their leadership will help us deliver more consistent results for our customers, shareholders, and employees.”
Mirabal brings more than 27 years of manufacturing and retail automotive experience to Lucid, having previously held national and regional leadership roles at Nissan North America, FCA/Stellantis, American Honda, Berkshire Hathaway Automotive Group, and most recently was the COO of #1 Cochran Automotive Group. His experience leading organizational transformations and aligning manufacturing priorities with frontline retail execution will support Lucid’s focus on improving commercial execution and the customer experience across North America.
Molino brings more than two decades of finance leadership experience across the automotive industry and most recently served as CFO and COO, Head of Finance and Operations at Mercedes-Benz Research and Development North America. As Lucid continues to focus on execution, efficiency, and value creation, he will work closely with leaders across the company to strengthen financial discipline, improve transparency and accountability, and better connect operational execution with financial performance.
Zepeda joins Lucid with more than 25 years of experience leading global brands through transformation, most recently serving as Global Head of Marketing at xAI after five years as CMO at Hyundai Motor America. Her experience refining operating models, strengthening cross-functional alignment, and integrating marketing with product, sales, and communications to better align the end-to-end customer journey will support Lucid’s efforts to strengthen customer engagement, brand awareness, and commercial momentum.
In their new roles, Mirabal and Zepeda will report to Billy Hayes, Chief Customer Officer, and Molino will report to Alexander De Bock, CFO. These appointments reflect Lucid’s continued focus on building the leadership capabilities needed to improve execution, strengthen accountability, and better service customers as the company advances its next phase.
About Lucid Group
Lucid Group, Inc. (NASDAQ: LCID) is a technology company creating exceptional mobility experiences through innovation to drive the world forward. Built on Lucid’s proprietary technology and software defined vehicle architectures, the company’s lineup of award-winning vehicles brings Lucid’s “Compromise Nothing™” approach to premium segments of the global automotive market. Lucid designs and engineers its products in-house and manufactures at its vertically integrated facilities in Arizona and Saudi Arabia, enabling continuous innovation across vehicles, software, and advanced driver assistance and autonomy-ready capabilities.

Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected contributions of Lucid's newly appointed leaders, Lucid's efforts to strengthen execution, improve cost efficiency, enhance the customer experience, accelerate commercial performance, increase brand awareness, and support the Company's future growth and strategic priorities. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid's management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the cautionary language and the Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Qs, Current Reports on Form 8-K, and other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.
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Trademarks
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